EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 (No. 333-140898) of our report dated May 15, 2007 relating to the consolidated financial statements which appear in this Annual Report on Form 10-KSB.

/s/ BDO PATEL AND AL SALEH OF DUBAI

Duabi, United Arab Emirates
May 15, 2007